Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the registrant has included the complete list of foreign sub-custodians below.

Item 15

Foreign Sub-Custodian Network for J.P. Morgan

Country	Subcustodian Name	City	Central Depository Name
Argentina	HSBC Bank Argentina S.A	Buenos Aires	CDV (Caja de Valores S.A.)
Australia	JPMorgan Chase Bank, N.A.	Sydney	Austraclear (ASX Austraclear Limited)
Austria	UniCredit Bank Austria AG	Vienna	OeKB (Oesterreichische Kontrollbank AG)
Bahrain	HSBC Bank Middle East Limited	Manama	CDS (Bahrain Stock Exchange Clearing, Settlement and Central Depository System)
Bangladesh	Standard Chartered Bank	Dhaka	CDBL (Central Depository Bangladesh Limited)
Belgium	ABN AMRO Bank N.V.	Amsterdam	Euroclear Belgium
Bermuda	The Bank of Bermuda Limited	Hamilton	BSD (Bermuda Securities Depository)
Botswana	Barclays Bank of Botswana Limited	Gaborone	CSDB (Central Securities Depository of Botswana)
Brazil	HSBC Bank Brasil S.A. Banco Multiplo	Sao Paulo	CBLC (Companhia Brasileira de Liquidacao e de Custodia)
Bulgaria	ING Bank N.V.	Sofia	BNB (Bulgaria National Bank)
Canada	Canadian Imperial Bank of Commerce	Toronto	CDS (The Canadian Depository for Securities Limited)
Canada	Royal Bank of Canada	Toronto
Chile	Banco Santander Chile	Santiago	DCV (Deposito Central de Valores S.A.)
China (Shanghai)	HSBC Bank (China) Company Limited	Shanghai	CSDCC, Shanghai Branch (China Securities Depository and Clearing Corporation Limited, Shanghai Branch)
China (Shenzhen)	HSBC Bank (China) Company Limited	Shanghai	CSDCC, Shenzhen Branch (China Securities Depository and Clearing Corporation Limited, Shenzhen Branch)
Colombia	Santander Investment Trust Colombia S.A.	Bogota	DCV (Deposito Central de Valores)
Croatia	Privredna banka Zagreb d.d.	Zagreb	SKDD (Central Depository and Clearing Company Inc. - Sredisnje klirinsko depozitarno drustro, d.d.)
Cyprus	Marfin Popular Bank Public Company Ltd.	Nicosia	CSD (Cyprus Stock Exchange Central Securities Depository)
Czech Republic	UniCredit Bank Czech Republic a.s.	Prague
Denmark	Nordea Bank Danmark A/S	Copenhagen	VP (VP Securities A/S)
Egypt	Citibank, N.A.	Cairo	MCDR (Misr for Clearing, Depository and Central Registry)
Estonia	Swedbank AS	Tallinn	ECSD (Estonian Central Securities Depository)
Finland	Nordea Bank Finland Plc	Helsinki	Euroclear Finland (Euroclear Finland Ltd)
France	BNP Paribas Securities Services S.A.	Paris	Euroclear France (Euroclear France S.A.)
France	Societe Generale	Paris
Germany	Deutsche Bank AG	Frankfurt	CBF (Clearstream Banking AG (Frankfurt)
Germany	J.P. Morgan AG	Frankfurt
Ghana	Barclays Bank of Ghana Limited	Accra	CSD (Central Securities Depository (Ghana) Limited)
Greece	HSBC Bank PLC	Athens	CSD (Hellenic Exchanges S.A. Holding, Clearing, Settlement and Registry)
Hong Kong	The Hongkong and Shanghai Banking Corporation Limited	Hong Kong	HKSCC (Hong Kong Securities Clearing Company Limited)
Hungary	Deutsche Bank Zrt.	Budapest	KELER Zrt. (Central Clearing House and Depository (Budapest) Ltd.)
Iceland*	Islandsbanki hf.	Reykjavik	ISD (The Islandic Securities Depository)
India	The Hongkong and Shanghai Banking Corporation Limited	Mumbai	NSDL (National Securities Depository Limited)
India	Standard Chartered Bank	Mumbai
India	JPMorgan Chase Bank, N.A.	Mumbai
Indonesia	Deutsche Bank AG	Jakarta	KSEI (PT Kustodian Sentral Efek Indonesia)
International Securities Market	Euroclear Bank		Euroclear Bank (Euroclear Bank S.A./N.V.)
Ireland	Bank of Ireland	Dublin	Euroclear UK & Ireland (Euroclear UK & Ireland Limited)
Israel	Bank Leumi le-Israel B.M.	Tel Aviv	TA-SECH (Tel Aviv Stock Exchange Clearing House Ltd.)
Italy	BNP Paribas Securities Services S.A.	Milan	Monte Titoli S.p.A.
Japan	Mizuho Corporate Bank, Limited	Tokyo	JASDEC (Japan Securities Depository Center, Incorporated)
Japan	The Bank of Tokyo-Mitsubishi UFJ Limited, Tokyo	Tokyo
Jordan	HSBC Bank Middle East Limited	Amman	SDC (Securities Depository Center)
Kazakhstan	SB HSBC Bank Kazakhstan JSC	Almaty	CSD (Central Securities Depository JSC)
Kenya	Barclays Bank of Kenya Limited	Nairobi	CBCD (Central Bank Central Depository)
Kuwait	HSBC Bank Middle East Limited	Safat	KCC (The Kuwait Clearing Company S.A.K.)
Latvia	Swedbank AS	Riga	LCD (Latvian Central Depository)
Lebanon	HSBC Bank Middle East Limited	Ras-Beirut	Midclear S.A.L. (Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East S.A.L.)
Lithuania	AB SEB Bankas	Vilnius	CSDL (Central Securities Depository of Lithuania)
Luxembourg	BGL BNP Paribas	Luxembourg	CBL (Clearstream Banking, S.A.)
Malaysia	HSBC Bank Malaysia Berhad	Kuala Lumpur	Bursa Depository (Bursa Malaysia Depository Sdn Bhd)
Malta	HSBC Bank Malta p.i.c.	Valletta	CSD (The Central Securities Depository)
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	Port Louis	CDS (Central Depository and Settlement Company Limited)
Mexico	Banco Nacional de Mexico, S.A.	Mexico, D.F.	INDEVAL (S.D. INDEVAL S.A. de C.V.)
Morocco	Societe Generale Marocaine de Banques	Casablanca	Maroclear
Namibia	Standard Bank Namibia Limited	Windhoek
Netherlands	BNP Paribas Securities Services S.A.	Amsterdam	Euroclear Nederland
New Zealand	National Australia Bank Limited, Auckland (National Nominees Limited)	Auckland	NZCSD (New Zealand Central Securities Depository)
Nigeria	Stanbic IBTC Bank Plc	Lagos	CSCS (Central Securities Clearing System Limited)
Norway	Nordea Bank Norge ASA	Oslo	VPS (Verdipapirsentralen ASA)
Oman	HSBC Bank Middle East Limited	Ruwi	MCD (Muscat Clearing and Depository)
Pakistan	Standard Chartered Bank (Pakistan) Limited	Karachi	CDC (Central Depository Company of Pakistan Limited)
Palestine	HSBC Bank Middle East Limited	Ramallah	CDS (Palestine Stock Exchange Central Depository and Settlement Department)
Peru	Citibank del Peru S.A.	Lima	CAVALI (CAVALI ICLV S.A.)
Philippines	The Hongkong and Shanghai Banking Corporation Limited	Manila	PDTC (Philippine Depository and Trust Corp.)
Poland	Bank Handlowy w. Warszawie S.A.	Warsaw	NDS (National Depository for Securities S.A.)
Portugal	BNP Paribas Securities Services S.A.	Lisbon	INTERBOLSA (Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.)
Qatar	HSBC Bank Middle East Limited	Doha	QE (Qatar Exchange)
Romania	ING Bank N.V.	Bucharest	CD S.A. (Central Depository S.A.)
Russia*	J.P. Morgan Bank International (Limited Liability Company)	Moscow	VTB (Vneshtorgbank)
Russia	ING Bank (Eurasia) ZAO (Closed Joint Stock Company)	Moscow
Saudi Arabia	SABB Securities Limited	Riyadh	Tadawul (The Saudi Securities Exchange (Tadawul) Company)
Serbia	UniCredit Bank Srbija a.d.	Belgrade	CSD (Central Securities Depository and Clearing House for Serbia)
Singapore	DBS Bank Ltd., Singapore	Singapore	CDP (The Central Depository (Pte) Limited)
Slovak Republic	UniCredit Bank Slovakia a.s.	Bratislava	CDCP (Centralny depozitar cennych papierov SR, a.s.)
Slovenia	UniCredit Banka Slovenija d.d.	Ljubljana	KDD (Centralna klirinsko depotna druzba d.d.)
South Africa	FirstRand Bank Limited	Johannesburg	Strate Ltd. (Strate Central Securities Depository)
South Korea	Standard Chartered First Bank Korea Limited	Seoul	KSD (Korea Securities Depository)
Spain	Santander Investment, S.A.	Madrid	IBERCLEAR (Sociedad de Gestion de los Sistemas de Registro, Compensacion y Liquidacion de Valores, S.A.)
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	Colombo	CDS (Central Depository System (Private) Limited)
Sweden	Nordea Bank AB (publ)	Stockholm	Euroclear Sweden (Euroclear Sweden AB)
Switzerland	UBS AG	Zurich	SIX SIS (SIX SIS AG)
Taiwan	JPMorgan Chase Bank, N.A.	Taipei	TDCC (Taiwan Depository and Clearing Corporation)
Thailand	Standard Chartered Bank (Thai) Public Company Limited	Bangkok	TSD (Thailand Securities Depository Company Limited)
Trinidad & Tobago	Republic Bank Limited	Port of Spain	TTCD (The Trinidad and Tobago Central Depository Limited)
Tunisia	Banque Internationale Arabe de Tunisie, S.A.	Tunis	STICODEVAM (Societe Tunisienne Interprofessionnelle pour la Compensation et le Depot des Valeurs Mobilieres)
Turkey	Citibank A.S.	Istanbul	CRA (Central Registry Agency)
Uganda	Barclays Bank of Uganda Limited	Kampala	BoU (Bank of Uganda)
Ukraine*	ING Bank Ukraine	Kiev	AUSD (All Ukrainian Securities Depository)
United Arab Emirates - DFM	HSBC Bank Middle East Limited	Dubai	DFM (Dubai Financial Market)
United Arab Emirates - NASDAQ Dubai	HSBC Bank Middle East Limited	Dubai	NASDAQ Dubai (NASDAQ Dubai Limited)
United Arab Emirates - ADX	HSBC Bank Middle East Limited	Dubai	ADX (Abu Dhabi Securities Exchange)
United Kingdom	JPMorgan Chase Bank, N.A.	London	Euroclear UK & Ireland (Euroclear UK & Ireland Limited)
United Kingdom	Deutsche Bank AG, London (The Depository and Clearing Centre)	London
United States	JPMorgan Chase Bank, N.A.	New York	DTC (The Depository Trust Company)
Uruguay	Banco Itaú Uruguay S.A.	Montevideo	BCU (Banco Central del Uruguay)
Venezuela	Citibank, N.A.	Caracas	BCV (Banco Central de Venezuela)
Vietnam	HSBC Bank (Vietnam) Ltd.	Ho Chi Minh City	VSD (Vietnam Securities Depository)
WAEMU - Benin, Burkina Faso, Ivory Coast, Guinea-Bissau, Mali, Niger, Senegal, Togo*	Societe Generale de Banques en Cote d'Ivoire	Abidjan	DC/BR (Le Depositaire Central / Banque de Reglement)
Zambia	Barclays Bank Zambia Plc	Lusaka	CSD (LuSE Central Shares Depository Limited)
Zimbabwe*	Barclays Bank of Zimbabwe Limited	Harare

*Restricted Service Only